PRIVATE PLACEMENT PURCHASE AGREEMENT

GSEP 2004 Realty Corp.
c/o Goldman, Sachs & Co.
One New York Plaza
New York, New York 10004

Attention:

Ladies and Gentlemen:

1.     Certain Representations; Opinions of Counsel

(a)	The Taubman Realty Group Limited Partnership (the “Company”) and Taubman Centers, Inc., the managing general partner of the Company (“TCO”), represent and warrant to the undersigned (“Subscriber”) as follows:

(i)	TCO has made with the Securities and Exchange Commission (“SEC”) all filings required to be made by it (the “SEC Reports”). Since May 6, 2004, the Company has not been, and is not, required to file any reports with the SEC. The SEC Reports were prepared and filed in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), as applicable, and the rules and regulations promulgated by the SEC thereunder, and did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements and the interim financial statements of TCO included in the SEC Reports were prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto) and fairly presented the financial condition and results of operations of TCO and its subsidiaries as at the dates thereof and for the periods then ended, subject, in the case of the interim financial statements, to normal year-end adjustments and any other adjustments described therein;

(ii)	there has been no material adverse change in or affecting the business, assets or financial condition of the Company since the most recent such filing;

(iii)	the Company and TCO have all requisite corporate and limited partnership authority and power to execute and deliver this Private Placement Purchase Agreement, the Registration Agreement (as hereinafter defined), the Certificate with Respect to Tax Matters of even date herewith executed and delivered by the Company, and the Designation, Distribution, Redemption, Exchange, and Consent Provisions with Respect to the 8.20% Series F Cumulative Redeemable Preferred Equity of the Company (collectively, the “Transaction Documents”) and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate or limited partnership action on the part of the Company and TCO, and no other proceedings on the part of the Company or TCO are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby. The Transaction Documents have been duly and validly executed and delivered by the Company and TCO. The Transaction Documents constitute valid and binding obligations of the Company and TCO, enforceable in accordance with their terms;

(iv)	neither the execution, delivery nor performance of the Transaction Documents by the Company or TCO will conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company’s or TCO’s organizational documents or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgement or decree to which the Company or TCO is a party or by which the Company or TCO may be bound or affected;

(v)	the 2004 financial statements of the Company and TCO, including the notes thereto, and supporting schedules have been prepared in conformity with GAAP applied on a consistent basis (except as otherwise noted therein) and present fairly the financial position of the Company and TCO as of the dates indicated and the results of its operations for the periods shown;

(vi)	there is no action, suit, proceeding or investigation pending or, to the Company’s or TCO’s knowledge, currently threatened against the Company or TCO that questions the validity of any of the Transaction Documents or the issuance of the Parity Preferred Equity (as defined below), or the right of the Company or TCO to enter into any of the Transaction Documents or to consummate the transactions contemplated thereby or that could reasonably be expected to interfere with the ability of the Company or TCO to perform their obligations thereunder;

(vii)	the Equity (as defined below) when issued, sold and delivered by the Company, shall be duly and validly issued and outstanding, fully paid, and non-assessable and will be free of any liens, claims, security interests, encumbrances, restrictions or rights of third parties of any kind (collectively, “Encumbrances”). The Shares (as defined below) when issued in redemption of the Equity, shall be duly and valued issued and outstanding, fully paid, and non-assessable and will be free of any Encumbrances;

(viii)	a true and complete copy of the Company’s Partnership Agreement is set forth as Exhibit A hereto. There are no equity interests in the Company authorized, issued or outstanding that rank senior to the Equity with respect to liquidation, winding up, dividends or distributions other than the Series A Preferred Equity, and there are no interests in the Company authorized, issued or outstanding that rank on a parity with the Equity other than the Series C Preferred Equity, and Series D Preferred Equity. There are no equity interests in TCO authorized, issued or outstanding that rank senior to the Shares with respect to liquidation, winding up, dividends or distributions, and there are no equity interests in TCO authorized, issued or outstanding that rank on a parity with the Shares other than the Series A Preferred Stock of TCO, the Series B Preferred Stock of TCO, the Series C Preferred Stock of TCO, and the Series D Preferred Stock of TCO, and TCO will not authorize, create or issue any such senior equity interests without the prior written consent of Subscriber;

(ix)	the foregoing representations and warranties will continue to be true and correct on the Closing Date (as defined below); and

(x)	neither the Company nor TCO will issue, to any one other than Subscriber, any additional Equity or Shares without the prior written consent of Subscriber.

(xi)	the Company is responsible for a commission to Goldman, Sachs & Co. pursuant to a separate agreement.

(b)	The Company will make the tax and securities representations set forth on Exhibit B on the Closing Date.

(c)	Counsel to the Company and TCO is concurrently herewith rendering an opinion to Subscriber attached hereto as Exhibit C.

2.     Sale of Equity

(a)	The Company hereby agrees to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, $30,000,000 of Series F Preferred Equity of the Company (the “Equity”). The purchase price of the Equity is $30,000,000, and is payable in cash at the Closing (as defined below).

(b)	The sale and purchase of the Equity (the “Closing”) shall take place at the offices of Subscriber on May 27, 2004 (the “Closing Date”).

(c)	On the Closing Date, Subscriber shall, if the condition set forth in Section 2(d) below is satisfied on the Closing Date, pay to the Company by wire transfer of immediately available funds the purchase price of the Equity purchased by such Subscriber, against delivery to the Subscriber of each of the documents set forth on Schedule A attached hereto.

(d)	It shall be a condition to the Closing that the Company’s and TCO’s representations and warranties hereunder continue to be true and correct.

3.     Registration

(a)	TCO will file a registration statement with respect to the Series F Preferred Stock to be issued upon exchange of the Equity (the “Shares”), in accordance with the Registration Rights Agreement attached hereto as Exhibit D (the “Registration Agreement”), which is being executed and delivered simultaneously herewith.

4.     Covenants of the Company and TCO

(a)	TCO shall amend its articles of incorporation by filing series designation creating the Series F Preferred Stock authorizing the number of shares of Series F Preferred Stock constituting a series in an amount of 300,000 shares. Thereafter, subject to the Second Amendment and Restatement of Agreement of Limited Partnership of the Company, as amended, including the Designation, Redemption, Exchange, and Voting Provisions with Respect to the Series F Preferred Equity (the “Partnership Agreement”), the holders of the Equity will be able to convert $100 in liquidation value of the Equity for one share of Series F Preferred Stock, it being understood that the aggregate amount in liquidation value of the equity as of the date of the Closing shall be $30,000,000.

(b)	Upon TCO’s receipt and review of Subscriber’s request, written representations from the Subscriber and the advice of legal counsel that Subscriber is a “Look Through Entity” (as such term is defined in TCO’s Restated Articles of Incorporation (the “Articles”)), TCO will use all reasonable commercial efforts to grant Subscriber the exceptions set forth in Article III, Section 2, subsection (d), Item (viii) of the Articles, thereby permitting Subscriber’s ownership, direct or indirect, of the outstanding shares of TCO’s capital stock to be in an amount up to but not exceeding 9.9% of the value of all the outstanding shares of capital stock of the Corporation.

(c)	TCO will, upon the Subscriber’s request, increase the number of authorized shares of Series F Preferred Stock to protect the Subscriber’s conversion rights.

5.     Subscriber’s Representations.

(a)	Subscriber represents and warrants that it is purchasing the Equity solely for investment, solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Agreement or as otherwise permitted under applicable law, including the Securities Act of 1933, as amended (the “Securities Act”).

(b)	Subscriber understands that it may sell or otherwise transfer the Equity or the shares issuable on conversion of the Equity only if such transaction is duly registered under the Securities Act, or if Subscriber shall have received the favorable opinion of counsel to Subscriber, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. Subscriber realizes that the Equity is not a liquid investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

(c)	Subscriber represents and warrants that Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, and shall be such on the date any Equity is issued to Subscriber; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Equity and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this Agreement, and the execution and delivery of, and performance under this Agreement, shall not conflict with any rule, regulation, judgement or agreement applicable to Subscriber. Subscriber has had the opportunity to discuss the Company’s affairs with the Company’s officers.

(d)	Subscriber represents and warrants that it is not a “flow-through entity” within the meaning of Treasury Regulations § 1.7704.1(h)(1)(3).

6.     Execution of Partnership Agreement

By executing this Private Placement Purchase Agreement, Subscriber agrees to be bound by and subject to the terms of the Partnership Agreement as if a signatory thereto.

7.     Miscellaneous

This Agreement may not be changed or terminated except by written agreement of both parties. It shall be binding on the parties and on their permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts.

This Agreement shall be governed by, and construed in accordance with, the laws of New York without regard to conflicts of law principles thereof. The federal and state courts sitting in New York, New York shall have exclusive jurisdiction over all matters relating to this Agreement.

All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

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Dated: May 27, 2004

                                                     THE TAUBMAN REALTY GROUP
                                                     LIMITED PARTNERSHIP

                                                     By: /s/ Esther R. Blum
                                                              ___________________________________
                                                              Name: Esther R. Blum
                                                              Title: Authorized Signatory

                                                     TAUBMAN CENTERS, INC.

                                                     By: /s/ Esther R. Blum
                                                              ___________________________________
                                                              Name: Esther R. Blum
                                                              Title: Sr. Vice President, Controller
                                                                         and Chief Accounting Officer
SUBSCRIBER

GSEP 2004 REALTY CORP.

By: /s/ Eric Lane
         ___________________________________

Authorized Person

SCHEDULE A

FUNDING DOCUMENTS

Private Placement Purchase Agreement

Registration Rights Agreement

Annex III to The Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, Designation, Distribution, Redemption, Exchange, and Consent Provisions with Respect to the 8.20% Series F Cumulative Redeemable Preferred Equity

Certificate with Respect to Tax Matters

Transfer Determination Letter

Letter Agreement regarding Distributions

Cross Receipt